Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of CohBar, Inc. on Form S-8 of our report dated March 12, 2020, with respect to our audits of the financial statements of CohBar, Inc. as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018 appearing in the Annual Report on Form 10-K of CohBar, Inc. for the year ended December 31, 2019.

/s/ Marcum llp

Marcum llp

New York, NY

January 6, 2021